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                                                                    Exhibit 10.7

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                         ASPENTECH UK LICENSE AGREEMENT

     THIS HYPROTECH LICENSE AGREEMENT (the "AGREEMENT") is made and entered into as of this 23rd day of December, 2004 (the "EFFECTIVE DATE"), by and between Hyprotech UK Ltd., a limited liability company organized under the laws of England ("ASPENTECH"), and Honeywell Control Systems Limited, a company organized under the laws of the United Kingdom ("HONEYWELL"). AspenTech and Honeywell are each referred to herein as a "PARTY" and collectively as the "PARTIES." All capitalized terms that are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase and Sale Agreement dated as of October 6, 2004 by and among AspenTech, certain of its affiliates, and Honeywell (the "PURCHASE AGREEMENT").

     WHEREAS, AspenTech and Honeywell have entered into the Purchase Agreement pursuant to which AspenTech has agreed, subject to the terms and conditions set forth therein, to transfer to Honeywell all of its right, title and interest in and to certain Engineering Software Assets, including the Assigned Intellectual Property, effective as of the Closing Date subject to the non-exclusive licenses set forth in this Agreement; and

     WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, AspenTech desires to retain certain rights and licenses with respect to IT Property and Assigned Intellectual Property as set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Honeywell and AspenTech hereby agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms shall have the following meanings:

     1.1 "ASPENTECH RELATED PARTY" means (a) any sublicensee, customer, distributor, reseller, OEM, joint venturer, partner, agent or direct or indirect sales channels of AspenTech, any of its Affiliates, or any of the foregoing parties, or (b) any other person or entity with which AspenTech or any of its Affiliates has a continuing business relationship; PROVIDED, HOWEVER,

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that the following persons and entities shall not be considered to be AspenTech
Related Parties: (i) [**] and its successors or assigns, and (ii) for purposes of the [**].

     1.2 "CONFIDENTIAL LICENSED PROPERTY" means Licensed Property that AspenTech or its Affiliates treated as confidential as of the Effective Date.

     1.3 "EXISTING OTS CONTRACTS" means (a) each Retained AspenTech Contract (as defined in the Subcontract Agreement), (b) each Assigned Contract for which customer consent for assignment is not obtained until such time as such customer consent has been obtained, (c) each contract set forth on Schedule 1.1(b)(ii) to the Purchase Agreement (other than Multi-Product Agreements) and (d) any change orders to any of the foregoing agreements made in the ordinary course consistent with AspenTech's past practice.

     1.4 "HYPROTECH PROPERTY" means all of AspenTech's right, title and interest (immediately prior to the Closing) in and to all IT Property other than the Operator Training Property and the MUSIC Product. For purpose of clarity, the Hyprotech Property includes, without limitation, the Hyprotech Products and Genesis Project Materials.

     1.5 "HYPROTECH IP" means all of AspenTech's right, title and interest (immediately prior to the Closing) in and to all Intellectual Property embodied in the IT Property (including, without limitation, the Hyprotech Property), exclusive of the Operator Training IP and the MUSIC IP.

     1.6 "IP MATERIAL ADVERSE EFFECT" means any material breach or violation by an AspenTech Related Party of a Sublicense Agreement (as defined in Section
2.3 below) or an infringement or misappropriation by an AspenTech Related Party of the Licensed Property and/or Licensed IP that, in AspenTech's reasonable judgment, gives rise to: (i) a threat of abandonment of, or (ii) an impingement upon the validity or enforceability of, in each case, any item of Licensed Property and/or Licensed IP.

     1.7 "INTELLECTUAL PROPERTY" means all (a) registered and unregistered statutory and common law copyrights, whether published or unpublished, works of authorship, and all registrations, applications for registration, and renewals thereof, (b) trade secrets, know-how, confidential information, processes and formulas, (c) patents and patent applications, invention disclosures, industrial or utility models, and inventors certificates throughout the world and all inventions contained therein, all provisional, divisional, continuation, continuation-in-part, or substitute applications based on the foregoing, any patents that shall issue on any of the foregoing or on any improvements, reissues, or reexaminations thereof, and patents and patent applications, including, without limitation, to patents of importation, improvement, or addition, utility models, and inventors certificates, corresponding in whole or in part to any of the above-

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described patent and patent applications that are issued, filed, or to be filed in any and all countries, and any patents that shall subsequently issue therefrom including any renewals, divisions, reissues, continuations, or extensions thereof, (d) data rights and information, and (e) other intellectual property and proprietary rights whether patented or unpatented, or registered or unregistered.

     1.8 "LICENSED IP" means the Operator Training IP, MUSIC IP, and the Hyprotech IP.

     1.9 "LICENSED PROPERTY" means the Operator Training Property, MUSIC Product and Hyprotech Property.

     1.10 "MAJOR PRODUCT LINE" means the Licensed Property that comprises or relates primarily to each of the following five product families: (i) HYSYS and related options and extensions, including ComThermo, (ii) Batch processing products (i.e., BDK), (iii) Heat exchanger products (i.e., TASC, ACOL, APLE, FIHR, etc.), (iv) Conceptual engineering products (i.e. HX-NET, Distil), and (v) Hydraulics (i.e., all the ProFES and related products).

     1.11 "MAJOR PRODUCT LINE IP" means the Licensed IP in and to each Major Product Line.

     1.12 "MAJOR PRODUCT LINE ACQUIRER" means an acquirer of all or substantially all of the business of AspenTech and its Affiliates that relates to any Major Product Line.

     1.13 "MUSIC IP" means all of AspenTech's right, title and interest (immediately prior to the Closing) in and to all Intellectual Property embodied in the MUSIC Product.

     1.14 "MUSIC PRODUCT" means all of AspenTech's right, title and interest (immediately prior to Closing) in and to the (a) computer programs (including code in source code, object code and executable forms), interfaces, tools (including, without limitation, internal development and migration tools), development environments, flow charts, libraries, modules, add-ons, patches, bug fixes, object libraries, test programs, regression test software, proprietary programming languages, enhancements, customizations, scripts, utilities, databases, data and algorithms constituting or embodied in the Assigned Products known as "MUSIC", and the interfaces, programs and modules related thereto that are set forth in Schedule 1.1(a)(i)(B) of the Purchase Agreement; and (b) Documentation and Records for the MUSIC product.

     1.15 "OBJECT CODE FORM" means a form of software code resulting from the translation or processing of software in Source Code Form by a computer into machine language or intermediate code or other executable code, which thus is in a form that would not be convenient to human understanding of the program.

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     1.16  "OPERATOR TRAINING IP" means all of AspenTech's right, title and interest (immediately prior to the Closing) in and to all Intellectual Property embodied in the Operator Training Property, excluding the MUSIC IP.

     1.17 "OPERATOR TRAINING PROPERTY" means all of AspenTech's right, title and interest (immediately prior to Closing) in and to the (a) Operator Training Products and the (b) Documentation and Records related solely to the Operator Training Products, excluding in all cases the MUSIC Product.

     1.18  "OTS FIELD OF USE" means the provision of Restricted Services.

     1.19 "OTS TERM" means the period starting as of the Effective Date and ending upon the expiration or termination of all obligations of AspenTech and its Affiliates under all of the Existing OTS Contracts.

     1.20 "SOFTWARE SUPPORT AGREEMENT" means the agreement entered into by the Parties simultaneously herewith and entitled the Software Support Agreement.

     1.21 "SOURCE CODE FORM" means a form of software code in which a computer program's logic is easily deduced by a human being with skill in the art.

     1.22 "SUBCONTRACT AGREEMENT" means the Subcontract Agreement entered into by the Parties simultaneously herewith.

     1.23 "THIRD PARTY" means a person or entity other than AspenTech or its Affiliates.

     1.24 "THIRD-PARTY PRODUCT" means a product that is not marketed, licensed, or sold by (a) AspenTech or any of its Affiliates (or any of their respective permitted assignees or permitted successors), distributors, resellers, OEMs, agents, or other indirect sales channels of any of the foregoing persons or entities, or (b) a joint venture or partnership of AspenTech, or other Third Party with which AspenTech or any of its Affiliates has a continuing business relationship for the development, marketing, sales, or distribution of such product.

2.   LICENSE

     2.1   LICENSED RIGHTS.

           a. GENERAL LICENSE TO HYPROTECH IP. AspenTech retains under the Hyprotech IP and the Hyprotech Property a worldwide, non-exclusive, royalty-free, perpetual, irrevocable right and license, with the right to sublicense solely as set forth in Sections 2.2 and 2.3 below

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(provided that AspenTech shall remain subject to the restrictions set forth in
Sections 2.1(e), 2.5(a), 5.1, 5.2 and 5.4 below in granting any such sublicense), (A) to make, have made, use, have used, sell, have sold, offer to sell, and import any product or provide any service covered by the Hyprotech IP and exercise any other rights in the Hyprotech IP in connection therewith, and
(B) to copy, modify, enhance, prepare derivative works of, improve, maintain, support, develop, demonstrate, promote, distribute and transmit the Hyprotech Property (in Source Code Form, Object Code Form or any other applicable form) and any derivative work thereof, in each case, for any purpose.

           b. FIELD LICENSE TO MUSIC. AspenTech retains under the MUSIC Product and MUSIC IP, a worldwide, non-exclusive, royalty-free, perpetual, irrevocable right and license, with the right to sublicense solely as set forth in Sections 2.2 and 2.3 below (provided that AspenTech shall remain subject to the restrictions set forth in Sections 2.1(e), 2.5(a), 5.1, 5.2 and 5.4 below in granting any such sublicense), (A) to make, have made, use, have used, sell, have sold, offer to sell, and import any product or provide service covered by the MUSIC IP and exercise any other rights in the MUSIC IP in connection therewith, in each case, solely outside of the OTS Field of Use, and (B) to copy, modify, enhance, prepare derivative works of, improve, maintain, support, develop, demonstrate, promote, distribute and transmit the MUSIC Product (in Source Code Form, Object Code Form or any other applicable form) and any derivative work thereof, in each case, solely for use outside of the OTS Field of Use.

           c. PROJECT LICENSE TO OPERATOR TRAINING PRODUCTS. During the OTS Term, AspenTech retains under the Operator Training IP and Operator Training Property, a worldwide, non-exclusive, royalty-free right and license, with the right to sublicense, solely as set forth in Sections 2.2 and 2.3 below (provided that AspenTech shall remain subject to the restrictions set forth in Sections 2.1(e), 2.5(a), 5.1, 5.2 and 5.4 below in granting any such sublicense), to exercise any rights in the Operator Training IP and the Operator Training Property (in Source Code Form, Object Code Form or any other applicable form) solely in connection with performing the Existing OTS Contracts which Existing OTS Contracts shall not be renewed and shall not be amended (other than change orders made in the ordinary course of business consistent with AspenTech's past practice). The rights and licenses set forth in this Section 2.1(c) shall terminate upon the termination of the OTS Term.

           d. NO UPDATES. For avoidance of doubt, the licenses set forth in this Section 2.1 are limited to the Licensed Property and Licensed IP existing as of the Effective Date and do not include products relating thereto or Intellectual Property therein that are, in each case, developed by or for Honeywell after the Effective Date.

           e. DISCLOSURE. Subject to the terms of this Agreement, the rights and licenses set forth in Sections 2.1(a) and (b) and 2.2 include the right to disclose the Source Code Form of

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the applicable Licensed Property, PROVIDED THAT such disclosure is in accordance with the obligations and restrictions set forth in Sections 2.2 and 2.3 of this Agreement and the confidentiality obligations and restrictions set forth in
Section 5.1, 5.2, and 5.4 of this Agreement.

           f. IRREVOCABILITY. Notwithstanding anything to the contrary in this Agreement or otherwise, the rights and licenses set forth under Sections 2.1(a), 2.1(b) and 2.2 hereof shall be irrevocable and non-terminable, and such rights and licenses shall survive and shall remain irrevocable and non-terminable regardless of any breach or termination of this Agreement for any reason.

     2.2 SUBLICENSING. AspenTech shall have the right to grant licenses and/or sublicenses (with the rights of the licensees and/or sublicensees to grant further sublicenses) of any of the rights and licenses set forth in Sections 2.1(a), 2.1(b) or 2.1(c); PROVIDED, HOWEVER, that AspenTech shall not have the right to grant to any Third Party (a) a sublicense of its rights in the Hyprotech Products or MUSIC Products in Source Code Form that authorizes or grants rights to such Third Party to further sublicense such Hyprotech Products or MUSIC Products in Source Code Form; (b) a sublicense of its rights in the Hyprotech Products or MUSIC Products in Source Code Form or Object Code Form that authorizes or grants rights to such Third Party to incorporate or bundle (in whole or in part) such Hyprotech Products or MUSIC Products in Source Code Form or Object Code Form into a Third-Party Product for purposes of the distribution or sale of such Third-Party Product; or (c) a sublicense of its rights in the Hyprotech Products or MUSIC Products in Source Code Form that authorizes or grants rights to such Third Party to use (in whole or in part) such Hyprotech Products or MUSIC Products in Source Code Form in a Third-Party Product for purposes of the distribution or sale of such Third Party Product; PROVIDED FURTHER THAT AspenTech shall not have the right to grant to any Third Party a sublicense of the Operator Training Products in Source Code Form, except in connection with the performance of the Existing OTS Contracts. Notwithstanding the limitations set forth in this Section 2.2, AspenTech shall have the right to grant to any Major Product Line Acquirer a worldwide, perpetual, irrevocable, sole and exclusive right and sublicense under all of the applicable rights and licenses set forth in Sections 2.1(a) and/or 2.1(b) (with the rights of such Major Product Line Acquirer to grant further sublicenses) with respect to the Major Product Line IP for the Major Product Line acquired by such Major Product Line Acquirer (each, a "MAJOR PRODUCT LINE SUBLICENSE"). For avoidance of doubt, any sublicense by the Major Product Line Acquirer of the Major Product Line IP to AspenTech or its Affiliates shall be subject to the restrictions set forth herein on sublicensing to Third Parties as if AspenTech and its Affiliates were Third Parties.

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     2.3   SUBLICENSES. Without limiting the terms and conditions of Section
2.2, AspenTech shall only grant sublicenses under the Licensed IP or Licensed Property pursuant to written sublicense agreements ("SUBLICENSE AGREEMENTS").
Further:

           a. In any Sublicense Agreement that includes a sublicense to the Source Code Form of the software included in the Licensed Property, such Sublicense Agreement shall (i) prohibit the sublicensee from making such software in Source Code Form or any portion thereof available to third parties pursuant to the GNU General Public License or any similar "open source code" license or otherwise as freeware, shareware or on any other unrestricted basis, and (ii) requires such sublicensee to maintain the confidentiality of such software in Source Code Form and not to disclose such source code to any third party, other than employees and consultants of such sublicensee that have entered into written agreements that protect the confidentiality of such source code; and

           b. In any Sublicense Agreement that includes a sublicense to the Object Code Form (but not the Source Code Form) of the software included in the Licensed Property, such Sublicense Agreement shall prohibit the sublicensee from reverse engineering, decompiling, or disassembling the Object Code Form of any such sublicensed software; and

           c. In any Sublicense Agreement that includes a sublicense to any software included in the Licensed Property (whether in Source Code Form or Object Code Form), such Sublicense Agreement shall (i) except in the case of a Major Product Line Sublicense, require the return or destruction of all of such sublicensed software after the termination of the applicable sublicense agreement, and (ii) require such sublicensee to comply with terms that are not inconsistent with the terms of this Agreement.

AspenTech shall, at its own expense, use commercially reasonable efforts to investigate each instance of a material breach of any Sublicense Agreement that AspenTech learns of and enforce the terms and conditions of each such Sublicense Agreement. In the event any such sublicensee breaches a Sublicense Agreement and such breach has an IP Material Adverse Effect, AspenTech shall promptly notify Honeywell in writing and provide reasonably sufficient information for Honeywell to assess the breach and AspenTech's resolution thereof.

     2.4 DELIVERY; RETENTION. Without limiting and subject to AspenTech's delivery obligations under the Purchase Agreement, AspenTech shall be entitled to retain copies of the Hyprotech Property, Operator Training Property, and MUSIC Product in its possession immediately prior to the Effective Date, PROVIDED THAT upon termination of the license set forth in Section 2.1(c), at Honeywell's sole discretion and option, AspenTech shall (A) promptly deliver to Honeywell all copies of the Operator Training Property that is in tangible form including without limitation any materials embodying or containing the Operator Training Property, or (B)

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destroy the Operator Training Property and furnish Honeywell with a certificate signed by an executive officer of AspenTech certifying as to its destruction.

     2.5   OWNERSHIP.

           a. AspenTech acknowledges that Honeywell is the owner of all rights, title and interest in and to the Licensed IP and Licensed Property worldwide other than AspenTech's rights hereunder solely as a licensee. Nothing herein shall be construed to establish or evidence ownership by AspenTech of any Licensed IP or Licensed Property, in whole or in part. AspenTech shall not obtain or claim any ownership or other interest in the Licensed Property or Licensed IP, or any portion thereof, other than the non-exclusive licenses set forth herein. AspenTech shall take no steps to challenge Honeywell's ownership of the Licensed Property and the Licensed IP, or the validity or enforceability of the Licensed Property and the Licensed IP.

           b. AspenTech shall not obscure, alter, or remove any patent, copyright, trademark, or service marking or legend contained on or in any Licensed Property.

           c. AspenTech shall promptly report to Honeywell any actual or suspected violation of this Section 2.5 by an AspenTech Related Party that has an IP Material Adverse Effect or by any other Third Party, and shall cooperate with Honeywell and take such further steps as may reasonably be requested by Honeywell, at Honeywell's expense, to prevent or remedy any such violation.

     2.6 NO WARRANTY. LICENSOR PROVIDES THE LICENSED PROPERTY AND LICENSED IP ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND. LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PROPERTY AND LICENSED IP, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT, TITLE AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING OUT OF A COURSE OF DEALING, USAGE OR TRADE PRACTICE. LICENSOR SPECIFICALLY DISCLAIMS ANY WARRANTY THAT THE FUNCTIONS CONTAINED IN THE IT PROPERTY WILL MEET ASPENTECH'S REQUIREMENTS OR WILL OPERATE IN COMBINATIONS OR IN A MANNER SELECTED FOR USE BY ASPENTECH, OR THAT THE OPERATION OF ANY LICENSED PROPERTY WILL BE UNINTERRUPTED OR ERROR FREE.

3.   ENFORCEMENT

     3.1 HONEYWELL'S EXCLUSIVE RIGHT OF ENFORCEMENT. AspenTech shall notify Honeywell of any actual or suspected infringement or unauthorized use of any Licensed Property and

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Licensed IP by a AspenTech Related Party that has an IP Material Adverse Effect or by any other Third Party within thirty (30) days after becoming aware of such actual or suspected infringement or unauthorized use. Honeywell shall continue to have at all times the sole and exclusive right, but not the obligation, to take whatever lawful steps it deems necessary or desirable to enforce the Licensed Property and Licensed IP against infringing Third Parties, including the filing and prosecution of litigation, and AspenTech shall reasonably cooperate in such action at Honeywell's expense. AspenTech shall take no steps to enforce the Licensed Property and Licensed IP without Honeywell's prior written consent.

4.   PAYMENTS

     4.1 NO PAYMENT. Neither Party shall have any obligation to make any payment of any kind to the other Party under this Agreement or otherwise with respect to the rights and licenses set forth hereunder.

     4.2 TAXES. AspenTech agrees to bear and be responsible for the payment of all taxes, levies, and assessments imposed on AspenTech and arising out of this Agreement (excluding any tax based upon Honeywell's net income).

5.   ADDITIONAL COVENANTS

     5.1 CONFIDENTIALITY OF SOURCE CODE. Without limiting the rights and licenses set forth in this Agreement, each Party agrees that, for a period of fifteen (15) years from the Effective Date, it shall not disclose, or allow the disclosure of, the Hyprotech Products, Operator Training Products, or MUSIC Product in Source Code Form of any portion thereof to any person or entity (including, without limitation, any employee, agent or contractor of such Party), except (a) pursuant to a written confidentiality agreement that prohibits the recipient from disclosing such source code to any third party without the express written consent of the disclosing party and (b) if such consent is given, each Party shall require in writing that any further disclosure by the recipient is made only pursuant to a written confidentiality agreement that is no less protective of the Hyprotech Products, Operator Training Products, or MUSIC Products in Source Code Form than this Section 5.1, PROVIDED THAT Honeywell's foregoing obligations with regard to the Operator Training Products shall terminate upon the expiration of the OTS Term.

     5.2 OTHER CONFIDENTIAL LICENSED PROPERTY. Without limiting and in addition to the rights and obligations under Section 5.1, AspenTech agrees that, for a period of ten (10) years from the Effective Date, AspenTech shall not disclose any Confidential Licensed Property to any person or entity (other than employees of AspenTech), except (a) pursuant to a written confidentiality agreement that prohibits the recipient from disclosing such confidential information to any third party without the express written consent of AspenTech and (b) if such

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consent is given, AspenTech shall require in writing that any further disclosure by the recipient is made only pursuant to a written confidentiality agreement that is no less protective of the confidential information than this Section
5.2. The obligations of AspenTech specified in this Section 5.2 shall not apply, and AspenTech shall have no further obligations, with respect to any Confidential Licensed Property to the extent that such Confidential Licensed Property is (i) generally known to the public at the time of disclosure; (ii) becomes generally known without AspenTech or its Affiliates violating any confidentiality obligations owed to Honeywell; or (iii) is disclosed by Honeywell to a third party without any obligation of confidentiality. Nothing in this Section 5.2 shall limit AspenTech's obligation of confidentiality as set forth in Section 5.1.

     5.3 LIMITATION. Notwithstanding anything contained in Section 5.1 or 5.2 to the contrary, neither Section 5.1 nor 5.2 shall prohibit a Party from disclosing any information subject thereto to the extent required in order for such Party to comply with applicable laws and regulations or legal or administrative processes or otherwise as required in order to protect or enforce such Party's rights or to perform such Party's obligations under this Agreement, the Ancillary Agreements or in connection with tax or other regulatory filings, litigation or financial reporting purposes. In the event that either Party is requested or required by a Governmental Entity (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the information subject to Section 5.1 or 5.2, it is agreed that the Party will provide the other Party with prompt notice of each such request so that the other Party may seek an appropriate protective order or other appropriate remedy and the notifying Party will reasonably cooperate with the other Party, at the other Party's expense, to obtain such protective order or other remedy. In the event that such protective order or other remedy is not sought or obtained within a reasonable time under the circumstances, the notifying Party may furnish only that portion of the information which it is legally compelled to disclose or advised by legal counsel to disclose and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any information so furnished.

     5.4 ADDITIONAL COVENANTS. Neither Party shall at any time make the Licensed Property or Licensed IP or any portion thereof available to third parties pursuant to the GNU General Public License or any similar "open source code" license or otherwise as freeware, shareware or on any other unrestricted basis.

     5.5 TECHNICAL ASSISTANCE. For purposes of clarity, neither Party is obligated to provide any consulting or technical assistance to the other Party except as otherwise expressly provided in the Software Support Agreement.

6.   LIABILITY

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     6.1   EXCEPT FOR LIABILITIES WHICH ARE THE RESPONSIBILITY OF ASPENTECH
ARISING FROM A BREACH BY ASPENTECH OF SECTIONS 2.1, 2.2, 2.3, 2.5(a), 5.1, 5.2, AND 5.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, STATUTORY OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THIS AGREEMENT OR THE RIGHTS OR LICENSES SET FORTH HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

7.   TERM

     7.1 TERM. The term of this Agreement shall begin as of the Effective Date and shall remain in effect, with respect to each item of Licensed IP, for the entire duration of such item of Licensed IP.

     7.2 SURVIVAL. The terms and conditions of the following Articles and Sections will survive termination or expiration of this Agreement for any reason: Sections 2.1, 2.2, 2.3, 2.5(a), 2.6, 5.1, 5.2, 5.3, 5.4, 6.1, this 7.2, and Article 8. In addition, the termination or expiration of this Agreement shall not relieve any party of any liability that accrued prior to such termination or expiration or any losses from any willful breach. Except as expressly provided in this Section 7.2, all other provisions of this Agreement shall terminate upon the expiration or termination hereof.

8.   MISCELLANEOUS

     8.1 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective permitted successors and permitted assigns.

     8.2 ACTION TO BE TAKEN BY AFFILIATES; PARENT GUARANTEE. AspenTech shall ensure and guarantee that each Affiliate to whom AspenTech sublicenses rights in the Licensed Property or Licensed IP after the date hereof uses it in a manner that is consistent with the terms of this Agreement. Any failure of any such Affiliate to comply with the provisions of this Agreement relating to the Licensed Property or the Licensed IP shall be deemed to constitute a breach of this Agreement by AspenTech. Aspen Technology, Inc. ("PARENT") hereby guarantees the obligations of AspenTech and its Affiliates under this Agreement that may arise as a result of any breach of this Agreement by AspenTech or its Affiliates.

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     8.3   ENTIRE AGREEMENT. This Agreement (together with the Purchase
Agreement, all documents referred to therein, the Ancillary Agreements and the Confidentiality Agreement) constitutes the entire agreement between AspenTech and Honeywell. These Agreements supersede any prior agreements or understandings between AspenTech and Honeywell (including, without limitation, the Letter of Intent dated May 13, 2004 by and between Parent and Honeywell), whether written or oral, with respect to the subject matter covered by such agreements, other than the Confidentiality Agreement.

     8.4 SUCCESSION AND ASSIGNMENT. The licenses set forth in this Agreement are personal to AspenTech and, except as expressly provided herein, AspenTech may not assign or sublicense this Agreement, or any of its rights herein, or delegate any of its obligations hereunder, without the prior written approval of Honeywell. Notwithstanding the foregoing, AspenTech may assign all, but not less than all, of its rights under this Agreement to (a) any Affiliate of AspenTech, PROVIDED THAT such assignment will not relieve AspenTech of any obligation or duty hereunder if not performed by such Affiliate and AspenTech and Parent shall guarantee the performance by such Affiliate, and (b) a successor to all or substantially all of that portion of its business to which this Agreement relates, in each case, without the prior consent of Honeywell. Any permitted assignee shall be bound to the provisions of this Agreement. Honeywell may assign this Agreement and any of its rights herein, or delegate any of its obligations hereunder, without the prior written approval of AspenTech, provided that any such assignee assumes all of Honeywell's rights and obligations hereunder. Any attempted assignment in violation of this provision shall be void ab initio and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

     8.5 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

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     IF TO HONEYWELL:                  COPY TO:

     Telecopy:                         Telecopy:
     Attention:                        Attention:

     IF TO ASPENTECH:                  COPY TO:

     Aspen Technology, Inc.            Wilmer Cutler Pickering Hale and Dorr LLP
     Ten Canal Park                    60 State Street
     Cambridge, MA 02141               Boston, MA  02109
     Telecopy:  (617) 949-1717         Telecopy:  (617) 526-5000
     Attention:  General Counsel       Attention:  Mark L. Johnson, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     8.6 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     8.8 EXPENSES. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

     8.9 SPECIFIC PERFORMANCE. (a) AspenTech acknowledges and agrees that Honeywell would be damaged irreparably in the event any of the provisions of Sections 2.1, 2.2, 2.3, 2.5(a), 2.5(c), 3, 5.1, 5.2, 5.3, and/or 5.4 of this
Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, AspenTech agrees that Honeywell may be entitled to an injunction or injunctions to prevent breaches of, and enforce, Sections 2.1, 2.2, 2.3, 2.5(a), 2.5(c), 3, 5.1, 5.2, 5.3, and 5.4 of this Agreement in any action instituted in or before any Governmental Entity. (b) Honeywell acknowledges and agrees that AspenTech would be damaged irreparably in the event any of the provisions of Sections 5.1 and/or 5.4 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Honeywell agrees that AspenTech may be entitled to an injunction or injunctions to prevent breaches of, and enforce, Sections 5.1 and 5.4 of this Agreement in any action instituted in or before any Governmental Entity.

     8.10 NO LIMITATION OF REMEDIES. Except as expressly set forth in this Agreement, nothing in this Agreement shall be construed as limiting any relief or remedies which Honeywell has at law or in equity for breach of this Agreement.

     8.11 GOVERNING LAW. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

     8.12 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint, or other initial pleading made in the manner provided for the

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giving of notices in Section 8.5. Nothing in this Section 8.11 however, shall affect the right of any Party to serve such summons, complaint, or initial pleading in any other manner permitted by law.

     8.13  CONSTRUCTION.

           a. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

           b. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

           c. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           d. Any reference herein to an Article, section, or clause shall be deemed to refer to an Article, section, or clause of this Agreement, unless the context clearly indicates otherwise.

           e. All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

     8.14 WAIVER OF JURY TRIAL. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

     8.15 INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.16 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     8.16 EXPORT. AspenTech shall comply with all applicable export laws and regulations of all jurisdictions with respect to the Licensed Property and obtain, at its own expense, any required permits or export clearances.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                         By:
                            ---------------------------------
                         Name:
                              -----------------------------
                         Title:
                               ------------------------------


          HONEYWELL CONTROL SYSTEMS LIMITED:


                         By:      /s/John R. Ethier
                            ----------------------------------
                         Nme:       John R. Ethier
                             ---------------------------------
                         Title:       V.P. CFO
                               -------------------------------


Solely with respect to Sections 8.2 and 8.4 hereof:

          ASPEN TECHNOLOGY, INC.


                         By:    /s/Charles F. Kane
                            -----------------------------------
                         Name:   Charles F. Kane
                               --------------------------------
                         Title:      Interim CEO and CFO
                               --------------------------------


                      [SIGNATURE PAGE TO LICENSE AGREEMENT]

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